Exhibit 99.1

FOR IMMEDIATE RELEASE

Second Sight Reports First Quarter 2018 Financial Results

—Orion Feasibility Study on Track with Encouraging Early Results and Four of Five Subjects Implanted —

— Completed Private Placement of $10 million —

Los Angeles, CA – May 10, 2018 – Second Sight Medical Products, Inc. (NASDAQ: EYES) (“Second Sight” or “the Company”), a developer, manufacturer and marketer of implantable visual prosthetics that are intended to create an artificial form of useful vision to blind patients, today reported financial results for the three months ended March 31, 2018.

Recent Corporate Highlights:

•	Completed $10 million private placement on May 3, 2018 of 6,756,757 shares of common stock priced at $1.48, the closing price on that date, with entities beneficially owned by Chairman of the Board, Gregg Williams;

•	Implanted 16 Argus® II Retinal Prosthesis Systems (Argus II) worldwide in Q1 2018, up from 14 implants during the prior year quarter;

•	Reported net sales of $1.0 million in the first quarter of 2018;

•	Implanted four human subjects with the Orion™ Cortical Visual Prosthesis System (Orion) at the Ronald Reagan UCLA Medical Center and the Baylor College of Medicine in Houston as part of Second Sight’s feasibility clinical study with no reported serious adverse events;
•	Orion systems have been activated in two subjects who are both seeing light from all 60 electrodes;
•	Ontario Ministry of Health and Long-Term Care approved funding for the Argus II in Ontario expanding reimbursement in North America; and,
•	Appointed Gregg Williams as Chairman of the Board of Directors and John T. Blake as Chief Financial Officer.

“We are making great progress towards achieving our 2018 objectives. The Centers of Excellence commercial model in the U.S. is proving to be scalable with growth in our patient database and implant volume. We are also on track to submit regulatory filings for our next-generation Argus II externals and are actively discussing a label expansion for better-vision retinitis pigmentosa (RP) patients with the U.S. Food and Drug Administration (FDA).

“The five-patient Orion feasibility study in human subjects is proceeding as expected with highly encouraging early results. Four subjects have now been implanted and the fifth surgery should occur later this quarter. The first two subjects are repeatedly and reliably seeing light from all 60 electrodes and are currently undergoing more advanced testing. Our goal with these initial subjects is to create artificial vision through real-time video input from the eyewear in the near future. Subjects three and four were recently implanted and are expected to be activated in the next few weeks. We have made our initial submission to the FDA as part of the Breakthrough Device Program and look forward to discussions with them concerning the path to commercialization for Orion. Orion is an exciting technology which we believe has the potential to provide useful vision to millions of individuals worldwide who currently have no option,” said Will McGuire, President and CEO of Second Sight.

First Quarter 2018 Financial Results

Total net sales on a GAAP basis were $1.0 million for the first quarter of 2018 compared to $1.0 million in the first quarter of 2017. Revenue was recognized for nine units in both periods and revenue from four units was deferred during the first quarter of 2018; revenue from two units was deferred in the prior year quarter.

Gross margin was $0.3 million for the first quarter of 2018 compared to a gross loss of $0.1 million in the first quarter of 2017. The Company’s overhead absorption rate for its unit costs are subject to a high degree of variability based on its production volumes. The Company expects cost of goods on a per-unit basis to stabilize, particularly related to overhead absorption and excess inventory reserve, as it produces more units.

Research and development expenses were $2.5 million during the first quarter of 2018 compared to $1.9 million in the first quarter of 2017. The increase of $0.6 million was primarily driven by an increase in personnel, outside services and internally produced prototypes for next generation products.

Clinical and regulatory expenses were $1.3 million during the first quarter of 2018 compared to $0.6 million in the first quarter of 2017. The increase of $0.7 million primarily related to an increase in enrollment in post-market studies due to the higher level of implants over the last 12 months and expenditures associated with the Orion feasibility study.

Selling and marketing expenses were $3.0 million during the first quarter of 2018 compared to $2.2 million in the first quarter of 2017. The increase of $0.8 million primarily related to an increase in headcount and personnel related expenses of $0.3 million, including salaries, and $0.3 million related to market development activities.

General and administrative expenses were $3.2 million in first quarter of 2018 compared to $2.7 million in the first quarter of 2017. The increase of $0.5 million is primarily attributable to $0.3 million of higher compensation costs and the remaining increase relates to outside services and infrastructure costs.

Net loss for the first quarter of 2018 was $9.8 million, or a loss of $0.17 per share, compared to a net loss of $7.5 million, or a net loss of $0.16 per share, in the first quarter of 2017.

The non-GAAP net loss for the first quarter of 2018, excluding certain non-cash items, was $8.5 million, or $0.14 per share, compared to a non-GAAP net loss of $7.2 million, or $0.16 per share in the first quarter of 2017.

As of March 31, 2018, Second Sight had $5.0 million in cash and cash equivalents. As announced this week, the Company received $10 million in gross proceeds from a private placement of common stock with entities beneficially owned by its Chairman, Gregg Williams. This funding is expected to provide Second Sight with current-year working capital to achieve key commercial and developmental milestones for its Argus II and Orion programs.

For a full reconciliation of non-GAAP financial measures to the most comparable GAAP financial measures, please refer to the tables included with this press release.

2018 Key Objectives

•	Complete Orion feasibility trial enrollment and prepare for the initiation of the pivotal trial;
•	Gain increased visibility to Orion’s commercialization path, including pivotal trial and post-market requirements via the FDA’s Breakthrough Device program;
•	Submit regulatory filings for next-generation Argus II externals and execute a commercial launch before year-end;
•	Pursue Argus II label expansion in the U.S. to include better vision RP patients; and,
•	Demonstrate scalability of the Centers of Excellence commercial model as we grow the number of implanting centers, the U.S. patient database, and overall implant numbers in North America.

Conference Call

As previously announced, Second Sight management will host its first quarter 2018 conference call as follows:

Date	Thursday, May 10, 2018

Time	4:30 PM EDT

Telephone U.S:	(800) 704-8312

International:	(303) 223-4374

Webcast (live and archive)	www.secondsight.com under the 'Investor Relations' section.

A replay of the conference call will be available for two weeks after the call's completion by dialing (800) 633-8284 (U.S.) or (402) 977-9140 (International). The conference ID for the replay is 21888918. The archived webcast will be available for 30 days via the aforementioned URL.

About Second Sight

Second Sight's mission is to develop, manufacture and market innovative implantable visual prosthetics to enable blind individuals to achieve greater independence. Second Sight has developed, and now manufactures and markets, the Argus® II Retinal Prosthesis System. Development of new hardware and software intended to improve the quality of the vision produced by the Argus system is ongoing. Second Sight is also developing the Orion™ Visual Cortical Prosthesis to potentially restore some vision to individuals who are blind due to many causes other than preventable or treatable conditions. Second Sight’s U.S. headquarters are in Los Angeles, California, and European headquarters are in Lausanne, Switzerland. For more information, please visit www.secondsight.com.

About the Argus II Retinal Prosthesis System

Second Sight's Argus II System provides electrical stimulation that bypasses defunct retinal cells and stimulates remaining viable cells inducing visual perception in individuals with severe to profound retinitis pigmentosa (RP). The Argus II works by converting images captured by a miniature video camera mounted on the patient's glasses into a series of small electrical pulses, which are transmitted wirelessly to an array of electrodes implanted on the surface of the retina. These pulses stimulate the retina's remaining cells, intending to result in the perception of patterns of light in the brain. The patient must learn to interpret these visual patterns, having the potential to regain some visual function. The Argus II was the first artificial retina to receive widespread commercial approval, and is offered at approved centers in Canada, France, Germany, Iran, Italy, Russia, Saudi Arabia, Singapore, South Korea, Spain, Taiwan, Turkey, the United Kingdom, and the United States. Further information on the long-term benefits and risks can be found in the peer reviewed paper at: http://www.sciencedirect.com/science/article/pii/S0161642016305796

About the Orion Visual Cortical Prosthesis System

Like the Argus II, the Orion converts images captured by a miniature video camera mounted on the patient's glasses into a series of small electrical pulses. The Orion is designed to transmit these electrical pulses wirelessly to an array of electrodes implanted on the surface of the visual cortex, intended to result in the perception of patterns of light. By bypassing the retina and optic nerve and directly stimulating the visual cortex, a cortical prosthesis system has the potential to restore useful vision to many more patients than the Argus II, including patients completely blinded due to many reasons, including glaucoma, diabetic retinopathy, or forms of cancer and trauma. The Company is currently conducting a feasibility study in the U.S. at two centers: the Ronald Reagan UCLA Medical Center and Baylor College of Medicine in Houston. No clinical data is yet available for the Orion.

Safe Harbor

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange and Exchange Act of 1934, as amended, which are intended to be covered by the “safe harbor” created by those sections. All statements in this release that are not based on historical fact are “forward looking statements.” These statements may be identified by words such as “estimates,” “anticipates,” “projects,” “plans,” “goal,” or “planned,” “seeks,” “may,” “will,” “expects,” “intends,” “believes,” “should,” and similar expressions, or the negative versions thereof, and which also may be identified by their context. All statements that address operating performance or events or developments that Second Sight expects or anticipates will occur in the future, such as stated objectives or goals, or that are not otherwise historical facts, are forward-looking statements. While management has based any forward-looking statements included in this release on its current expectations, the information on which such expectations were based may change. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties described in the Risk Factors and in Management's Discussion and Analysis of Financial Condition and Results of Operations sections of our Annual Report, on Form 10-K, filed on March 20, 2018, and our other reports filed from time to time with the Securities and Exchange Commission. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in our expectations with regard thereto, or any change in events, conditions, or circumstances on which any such statement is based.

Reconciliation to Non-GAAP Financial Measures

In addition to reporting all financial information required in accordance with generally accepted accounting principles (GAAP), the Company is also reporting non-GAAP net loss and non-GAAP net loss per share which are non-GAAP financial measures. Non-GAAP net loss and non-GAAP net loss per share are not measurements of financial performance under GAAP and should not be used in isolation or as a substitute or alternative to net income, operating income or any other performance measure derived in accordance with GAAP, or as a substitute or alternative to cash flow from operating activities or a measure of the Company’s liquidity. In addition, the Company's definition of non-GAAP net loss and non-GAAP net loss per share may not be comparable to similarly titled non-GAAP financial measures reported by other companies. Non-GAAP net loss and non-GAAP net loss per share, as defined by the Company, represent net loss adjusted for non-cash stock-based compensation and changes in the reserve for excess inventory. Management believes that these non-GAAP financial measures provide useful supplemental information regarding the performance of the Company’s business operations and facilitates comparisons to the Company’s historical operating results. For a full reconciliation of non-GAAP financial measures to the most comparable GAAP financial measures, please refer to the tables included with this press release.

Investor Relations Contacts:

Institutional Investors

In-Site Communications, Inc.

Lisa Wilson, President

T: 212-452-2793

E: lwilson@insitecony.com

or

Individual Investors

MZ North America

Greg Falesnik, Managing Director

T: 949-385-6449

E: greg.falesnik@mzgroup.us

Media Contacts:
Nobles Global Communications

Laura Nobles or Helen Shik

T: 617-510-4373

E: Laura@noblesgc.com

E: Helen@noblesgc.com

Financial Tables Follow

SECOND SIGHT MEDICAL PRODUCTS, INC.

AND SUBSIDIARY

Condensed Consolidated Balance Sheets

(in thousands)

	March 31,	December 31,
	2018	2017
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$5,014	$7,839
Accounts receivable, net	475	1,831
Inventories, net	2,812	2,700
Prepaid expenses and other current assets	809	795
Total current assets	9,110	13,165

Property and equipment, net	1,258	1,299
Other non-current assets	39	33
Total assets	$10,407	$14,497

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$1,611	$752
Accrued expenses	2,084	2,425
Accrued compensation expenses	2,078	2,611
Accrued clinical trial expenses	941	779
Contract liabilities	162	48
Total current liabilities	6,876	6,615

Commitments and contingencies

Stockholders’ equity	3,531	7,882
Total liabilities and stockholders’ equity	$10,407	$14,497

SECOND SIGHT MEDICAL PRODUCTS, INC.

AND SUBSIDIARY

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	March 31,
	2018	2017

Net sales	$976	$1,009
Cost of sales	668	1,127
Gross profit (loss)	308	(118)

Operating expenses:
Research and development, net of grants	$2,474	1,847
Clinical and regulatory	1,348	614
Selling and marketing	3,011	2,235
General and administrative	3,244	2,741
Total operating expenses	10,077	7,437

Loss from operations	(9,769)	(7,555)

Interest and other income, net	16	7
Net loss	$(9,753)	$(7,548)

Net loss per common share – basic and diluted	$(0.17)	$(0.16)

Weighted average shares outstanding – basic and diluted	59,052	46,193

SECOND SIGHT MEDICAL PRODUCTS, INC.

AND SUBSIDIARY

Reconciliation of GAAP Results to Non-GAAP Results

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	March 31,
	2018	2017

Net loss	$(9,753)	$(7,548)

Add back non-cash items:
Stock-based compensation	1,350	1,046
Excess inventory reserve	(109)	(713)
Non-GAAP net loss	$(8,512)	$(7,215)

Net loss per share	$(0.17)	$(0.16)

Add back non-cash items:
Stock-based compensation	0.03	0.02
Excess inventory reserve	(0.00)	(0.02)
Non-GAAP net loss per share	$(0.14)	$(0.16)